SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

Millennium Bankshares Corporation

 (Exact name of registrant as specified in its charter)

Virginia	0-49611	54-1920520
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

1601 Washington Place, Reston, Virginia 20190

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.464.1000

N/A

(Former Name or Former Address, if changed since last report)

                Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

                On January 24, 2008, Millennium Bank, National Association (the “Bank”), the wholly owned bank subsidiary of Millennium Bankshares Corporation (the “Company”), entered into a formal written agreement (the “Agreement”) with the Office of the Comptroller of the Currency (the “OCC”).  The Agreement requires the Bank to undertake certain actions within designated timeframes, and to operate in compliance with the provisions thereof during its term.

                The Agreement is based on the results of an examination of the Bank by the OCC commenced on July 23, 2007.  In July 2007, Richard Linhart joined the Bank as President and CEO.  With the support of the Bank’s Board of Directors and under Mr. Linhart’s leadership, the Bank began initiating a series of corrective actions commencing in July 2007 in response to anticipated final findings of the OCC’s examiners.  Among the actions taken are the following:

•                          The Bank has entered into an agreement on November 30, 2007 to sell its two Richmond branches for a 9.25% premium on the outstanding deposits on the effective date of the transaction, plus the net book value of the loans and certain other assets. A gain is expected to be booked in March 2008 upon consummation of the transaction.

•                          The Bank is evaluating options in connection with the Held For Sale/Repurchased Loan portfolio, including a bulk sale.

•                          The Bank is implementing a new system (Credit Quest) which is expected to strengthen the credit underwriting and administration function.

•                          The Bank has drafted a new commercial loan policy, approved by the Board in December.  Upon implementation of the new systems in March, further enhancements will be made to the policy.

•                          The Bank has retained a new external loan review firm.

•                          The Bank has extended an offer to individual to serve as the new Chief Lending Officer and has hired other loan officers with substantial Northern Virginia experience and contacts.

•                          Changes in organizational responsibilities including separating the Chief Lending Officer position from the Chief Credit Officer position.

                These steps are designed to improve risk management, enhance internal controls over credit administration, focus on the Northern Virginia market, and return the Bank to core community banking.  The sale of the Richmond branches and the concomitant sale of securities will shrink the Bank’s balance sheet, enhance capital ratios, and improve the Bank’s liquidity position.

                The provisions of the  Agreement include the following: (i) By March 31, the Bank is required to achieve and thereafter maintain a total risk-based capital equal to 13% of risk-weighted assets, a tier 1 capital equal to 12% of risk-weighted assets, and a leverage ratio equal to 10% of adjusted total assets; (ii) Within 60 days, the Board of Directors of the Bank (the “Board”) is required to adopt and implement a three year capital program, which must be submitted to the OCC for review and prior determination of no supervisory objection; (iii) Within 120 days, the Board is required to adopt and implement a three-year strategic plan which must be submitted to the OCC for review and prior determination of no supervisory objection; (iv) Within 60 days, the Board is required to submit for supervisory review a capable Senior Lending Officer; (v) Within 90 days, the Board is required to adopt and implement a written program to improve the Bank’s loan portfolio management; (vi) Within 120 days, the Board  is required to adopt and implement systems which provide for effective monitoring of problem loans, credit administration, compliance with law, and concentrations of credit; (vii) Within 90 days, the Board is required to adopt and implement a written program to eliminate the basis for criticism of assets identified as problem assets; (viii) Within 90 days, the Board is required to adopt and implement a written risk management program; (ix) Within 60 days, the Board is required to review and revise the Bank’s written loan policy; (x) Within 30 days of implementation of the new credit diagnostic system, and no later than May 31, 2008, the Board is required to adopt and implement a written asset diversification program; (xi) Within 60 days, the Board is required to review the adequacy of the Bank’s Allowance for Loan and Lease Losses and establish a program for the maintenance of an adequate Allowance; (xii) Within 60 days, the Board is required to establish an effective, independent and ongoing loan review system to review, at least quarterly, the Bank’s loan and lease portfolios to assure the timely identification and categorization of problem credits and portfolio trends; (xiii) Within 90 days, the Board is required to adopt and implement a written liquidity, asset and liability management policy; (xiv) Within 60 days, the Board is required to submit for supervisory review a capable, full-time Bank Secrecy Act Officer; and (xv) Within 90 days, the Board is required to ensure that the Bank completes the BSA Risk Assessment, and thereafter, the Board shall review and approve the BSA Risk Assessment annually.

                Compliance with the Agreement is to be monitored by a committee (the “Committee”) of at least five directors, none of whom is an employee of the Bank or a family member of an employee.  The Committee is required to submit written progress reports on a monthly basis and the Agreement requires the Bank to make periodic reports and filings with the OCC.

Failure to comply with the provisions of the Agreement could subject the Bank and its directors to additional enforcement actions.  While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Agreement, there can be no assurance that the Bank will be able to comply fully with the provisions of the Agreement, or to do so within the timeframes required, that compliance with the Agreement will not be more time consuming or more expensive than anticipated, or that compliance with the Agreement will enable the Company and Bank to resume profitable operations, or that efforts to comply with the Agreement, or to refocus the Bank as a traditional community bank, will not have adverse effects on the operations and financial condition of the Company.

A copy of the form of the Agreement is attached hereto as Exhibit 99.  The description of the Agreement set forth above does not purport to be complete, and is qualified by reference to the full text of the Agreement.  The provisions of the Agreement have been promulgated in furtherance of the regulatory authority of the OCC and are not intended to modify the previous disclosures of the Company regarding the condition of the Bank or Company or the adequacy or effectiveness of its internal control over financial reporting or disclosure controls and procedures.

Forward Looking Statements.  This report contains forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions.  In some cases, forward looking statements can be identified by use of such words as “may,” “will,” “anticipate,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phases.  These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policies, competitive factors, government agencies and other third parties, which by their nature are not susceptible to accurate forecast, and are subject to significant uncertainty.  Because of these uncertainties and the assumptions on which this discussion and the forward looking statements are based, actual future operations and results in the future may differ materially from those indicated herein.  Readers are cautioned against placing undue reliance on any such forward looking statement.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)   Shell Company Transactions. Not Applicable

(d)  Exhibits.

                                                99                                    Form of Agreement dated January 24, 2008 between Millennium Bank, National Association and the Office of the Comptroller of the Currency.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

	By:	/s/ Richard I Linhart
Richard I. Linhart, President and Chief Executive Officer

Dated: January 24, 2008